EX-99.B-77C

                          UNITED CASH MANAGEMENT, INC.


SUB-ITEM 77C:  Submission of matters to a vote of security
               holders:

(a)  A Special Meeting of Shareholders was held June 22, 1999.

(b)  Auditors were approved.

(c)  Matters voted upon at the Special Meeting:

Item 1.        To elect the Board of Directors:

                                                   Broker
                                For    Withhold   Non-Votes*
J. Concannon            310,884,934  24,181,613       0
J. Dillingham           310,483,696  24,582,851       0
D. Gardner              310,453,024  24,613,523       0
L. Graves               310,516,021  24,550,526       0
J. Harroz Jr.           310,388,641  24,677,906       0
J. Hayes                310,045,338  25,021,209       0
R. Hechler              310,502,883  24,563,664       0
H. Herrmann             310,579,756  24,486,791       0
G. Johnson              310,028,035  25,038,512       0
W. Morgan               310,290,436  24,776,111       0
R. Reimer               310,381,474  24,685,073       0
F. Ross                 310,733,181  24,333,366       0
E. Schwartz             310,555,413  24,511,134       0
K. Tucker               310,573,104  24,493,443       0
F. Vogel                310,742,586  24,323,961       0

Item 2. To ratify the selection of Deloitte & Touche LLP as the Fund's independent accountants for its current fiscal year:

                                                   Broker
                   For      Against     Abstain   Non-Votes*
           304,526,868    2,800,344  27,739,336       0

Item 3. To approve or disapprove the amendment to the Fund's investment management agreement with Waddell & Reed Investment Management Company:

                                                   Broker
                   For      Against     Abstain   Non-Votes*
           285,743,208   18,831,196  30,491,210      933

Item 4. To approve or disapprove amendment of the Fund's policy regarding securities lending:

                                                   Broker
                   For      Against     Abstain Non-Votes*
           286,921,228   13,922,626  34,221,760      933

Item 5. To approve or disapprove the Fund's Articles of Incorporation to change the par value of Fund shares to $0.001:

                                                   Broker
                   For      Against     Abstain   Non-Votes*
           284,410,872   12,285,961  38,369,714       0

*Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

(d)  Not applicable